Exhibit 99.1

Accretive Health Provides Business and Restatement Update

CHICAGO -- Nov. 13, 2013 -- Accretive Health, Inc. (NYSE: AH), today provided an update on the status of its ongoing restatement of financial results and the current state of the company’s business.

The company filed a Form 12b-25 with the Securities and Exchange Commission (SEC) today and expects to complete its restatement process and file restated financial statements with the SEC by March 19, 2014.

In updating Accretive Health’s performance since it last reported financial results in November 2012, President and Chief Executive Officer Steve Schuckenbrock, who joined the company in April 2013, noted that Accretive Health is well-positioned in a dynamic and evolving healthcare marketplace, and expects meaningful improvement in its financial performance in 2014, about which it will be able to provide details after the restatement process is completed. However, client attrition and operational execution challenges in late 2012 and early 2013 adversely affected the company’s overall performance during that period.

“Moving forward, the entire Accretive Health team is committed to stronger executional focus and a renewed intensity on a client-centric culture,” Schuckenbrock said. “We are incorporating client feedback to improve our offering and capabilities and strongly believe that this focus will drive significant value for clients, employees and shareholders.”

Putting Current Performance into Context

The company cannot disclose detailed financial results due to the ongoing restatement process, but is sharing the following highlights to provide context for Accretive Health’s recent performance and the current state of its business:

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Client attrition: Net patient revenue (NPR) under management declined between the end of 2011 and the end of the third quarter of 2013, driven by client losses in 2012 and early 2013 due to several factors, including lingering issues from the Minnesota situation, client changes in control, and some company execution issues, relating mostly to the company’s rapid growth over the past several years.

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Contract challenges: Results were also impacted by operational and financial performance at one of the company’s newer clients that were significantly below expectations in the fourth quarter 2012, but are rebounding in 2013.

Despite these challenges, the company’s revenue cycle management business continues to have a strong client base, and currently serves 89 hospitals, with $18 billion in NPR under management. “We have gone through a challenging period over the past 18 months, but the company has a sound financial foundation, and we are using this time period to further improve our client delivery going forward,” explained Sean Orr, SVP and CFO. “We are pleased that we have continued to grow the company’s cash balance, which was $220 million as of September 30, 2013. With no debt on our balance sheet, our business has continued to add to our cash balance despite having incurred approximately $20 million in restructuring, litigation and restatement costs so far this year.”

Improving Execution and Driving Future Growth

During 2013, the company completed extensive meetings with or received feedback from all Accretive Health clients. In addition to specific actions with each client, the company is pursuing a number of initiatives intended to create value on behalf of all clients and drive future growth, including:

•	Increasing investment in IT: Investing in technologies that will enable more seamless integration with its clients’ existing technology.

•	Strengthening front-line teams: Adding talent to increase its client-facing capabilities.

•	Simplifying the measurement model: Taking the complexity out of the company’s client measurement model to improve client engagement.

•	Improving the consistency of results for clients: Deploying robust, infused operating methodologies.

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Boosting sales and marketing efforts: Adding experienced new talent and leadership to its sales organization, developing more disciplined sales processes and creating an integrated marketing capability.

•	Evolving our strategy: Developing new capabilities to help hospital systems respond to increased complexity and enhance their patient engagement strategies.

Accretive Health initiated a restructuring plan earlier this year to reduce corporate costs. The scope of the company’s restructuring efforts is being expanded to include:

•	Redeploying some corporate resources to client-facing roles

•	Driving process improvement to streamline critical support functions

•	Optimizing the company’s geographic footprint

The company anticipates that these efforts will fund the initiatives described above, as well as reduce the company’s overall costs.

Highly Experienced Leadership and Governance

Since April 2013, Accretive Health has undergone a substantial leadership change, which in addition to the appointments of Schuckenbrock as CEO and Orr as CFO, included the appointments of Rick Kimball as Chief Strategy and Growth Officer, Joe Flanagan as Chief Operating Officer and Caroline Stockdale as Chief People Officer.

In a separate announcement released today, Accretive Health also announced that the Board of Directors approved the appointment of two new directors: Robert Stanek, former president and CEO of Catholic Health East; and Alex Mandl, non-executive chairman of Gemalto and former President, COO and CFO at AT&T. Additionally, Mary Tolan, current chairperson of the board, has indicated she will not stand for re-election to the Board at the company’s next annual meeting of shareholders.

“Accretive Health is an organization of dedicated and passionate professionals committed to their clients and the quest for enhanced quality and affordability in healthcare,” Tolan said. “I look forward to the company's future success and contributions to healthcare innovation. With the addition of these two very accomplished directors and a great management team fully in place, I believe next year will be an ideal time for me to step down from my role as chairperson and director to pursue other business interests.”

Board Authorized Share Buyback Plan

In the separate announcement referenced above, the company’s Board of Directors also authorized a share repurchase program for up to $50 million of the company’s common stock, which will be effective subsequent to completion of the restatement process.

“Accretive continues to have a fundamentally strong business model and we have a clear vision for how to drive future growth,” said Denis Nayden, lead director, Accretive Health Board of Directors. “Given the management team’s potential and its ability to execute, and consistent with the company’s continuing commitment to create shareholder value, this authorization will provide the ability to opportunistically make share repurchases as a component of its capital allocation strategy as well as to invest in future growth opportunities including internal and external investments. The company has no debt and we are confident in the company’s ability to generate sufficient operating cash flow to support investments in growth.”

“I am grateful to have the best clients in the industry and a strong bench of talented employees,” Schuckenbrock said. “We are passionate about building partnerships and helping our clients to achieve their missions. As I look to the future, I am confident we can meaningfully improve our performance in 2014 and beyond and create significant value.”

Conference Call

The company will host a conference call today at 4:00 p.m. CST (5:00 p.m. EST) to discuss this update. To participate in the conference call, please dial 877-299-4454 (or 617-597-5447 for international callers) using conference code 20447734, or visit the Investor Relations section of Accretive Health's web site at www.accretivehealth.com to access the live webcast.

A replay will be available for one week following the conference call at 888-286-8010 (or 617-801-6888 for international callers) using conference code 85193743. A replay of the conference call will also be available online at www.accretivehealth.com.

Safe Harbor

The above statements regarding the timing for the completion of the restatement and related SEC filings; the company’s ability to fund and execute its growth initiatives, create significant value for clients, employees and shareholders and produce meaningful improvement in the company’s financial performance in 2014; and the company’s intention to repurchase shares of its common stock from time to time under the share repurchase program are all forward-looking statements and are subject to risks and uncertainties. We have based these statements on the current status of the restatement process, other information now known to us, our anticipated timing for the completion of the restatement and related SEC filings, the current status of our restructuring plan, our operating plans and expectations for 2014, and our current assessment of factors relevant to the proposed share repurchase program, including the market price of the company's stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time, the company's cash flows from operations and general economic conditions. Although we believe that the assumptions and expectations reflected in these statements are reasonable, the timing of completion of the restatement process and related SEC filings, our ability to execute our growth initiatives, our ability to produce meaningful improvement in the company’s financial performance in 2014 and our ability to repurchase shares of our common stock from time to time under the share repurchase program are all subject to known and unknown risks and uncertainties and could vary materially from our current expectations. We assume no, and we specifically disclaim any, obligation to update these statements to reflect actual results or changes in factors or assumptions affecting this statement. We advise investors to consult any further disclosures we make on these topics in our SEC filings.

About Accretive Health

At Accretive Health, our mission is to partner with healthcare communities to serve as a catalyst for a healthier future for all. For more information, visit www.accretivehealth.com.

Source: Accretive Health, Inc.

Investor Relations:
Atif Rahim, 312.324.5476
investorrelations@accretivehealth.com

or
Media:
Brian Pitts, 312.475.5921
brian.pitts@hkstrategies.com